UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2022

ARROW ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

New York	1-4482	11-1806155
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

9201 East Dry Creek Road, Centennial, CO	80112
(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (303) 824-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 20.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of the exchange on which registered
Common Stock, $1 par value	ARW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Arrow Electronics, Inc. (the “Company”) is filing this amendment to its Current Report on Form 8-K filed on May 2, 2022, which reported on (1) the resignation of Michael J. Long as Chairman, President, and Chief Executive Officer and the appointment of Mr. Long as Executive Chairman of the Board, in each case, effective June 1, 2022, (2) the appointment of Sean J. Kerins as a member of the Board, effective May 11, 2022, and (3) the appointment of Mr. Kerins as President and Chief Executive Officer, effective June 1, 2022.

At the time of the initial filing, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company had not taken action regarding the compensation of (1) Mr. Kerins as President and Chief Executive Officer or (2) Mr. Long as Executive Chairman of the Board. On May 11, 2022, the Committee recommended and the Board approved the following:

(c)       Compensation of Sean J. Kerins as President and Chief Executive Officer

Effective June 1, 2022, Mr. Kerins’ annual base salary will increase to $1,000,000 from $750,000, and his target award under the annual cash incentive plan will increase to $2,000,000 from $750,000. The actual amount of any cash incentive award to Mr. Kerins remains subject to Committee and Board approval. The Committee and Board also approved a one-time award of restricted stock units with a value of $600,000 and a one-time award of performance stock units with a target value of $600,000. Both equity awards shall be subject to the terms of the Company’s 2004 Omnibus Incentive Plan, as previously amended from time to time, and standard grant and vesting agreements. In addition, to allow Mr. Kerins to continue to accrue benefits after age 60, Mr. Kerins’ letter entered into on July 30, 2014 with respect to his participation in the Company’s Supplemental Executive Retirement Plan (the “SERP”) was amended to reflect that the definition of his normal retirement age for purposes of the SERP will be the later of (1) age 60 and (2) his actual termination date.

(c)       Compensation of Michael J. Long as Executive Chairman

Effective June 1, 2022, Mr. Long’s annual base salary will be adjusted to $1,000,000 from his current base salary as President and Chief Executive Officer of $1,320,000. Mr. Long will continue to participate in the Company’s annual cash incentive and long-term equity incentive plans. The target award under the annual cash incentive plan for Mr. Long will be adjusted to $2,000,000 from $3,180,000. The actual amount of any cash incentive award and equity awards to Mr. Long remains subject to Committee and Board approval.

Mr. Long and Mr. Kerins will not receive compensation for their respective service as non-independent Directors.

Descriptions of the Company’s severance policies, change in control agreements, and other benefits available to Mr. Kerins and Mr. Long are contained in the Company’s proxy statement filed with the Securities and Exchange Commission on March 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARROW ELECTRONICS, INC.

Date: May 17, 2022	By:	/s/ Carine Jean-Claude
	Name:	Carine Jean-Claude
	Title:	Senior Vice President, Chief Legal Officer and Secretary